UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2023
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned CEO Succession

On January 5, 2023, Designer Brands Inc. (the "Company") announced a planned succession process relating to the Company's Chief Executive Officer ("CEO") role. On January 4, 2023, the Company's Board of Directors (the "Board") approved a CEO transition, whereby the Company’s current CEO, Roger Rawlins, will step down from his role as CEO and as a member of the Board effective April 1, 2023, or such earlier date as determined by the Board, (the "Effective Date") at which time Doug Howe, who currently serves as the Company’s Executive Vice President and President of DSW Designer Shoe Warehouse, will assume the CEO role and join the Board as a Class II director. To assist in facilitating a smooth transition, Mr. Rawlins will serve as a strategic advisor to the Company and the Board for a 12-month period following the Effective Date, as further described below.

Rawlins Transition and Consulting Agreement

On January 4, 2023, the Board approved a Transition and Consulting Agreement (the "Transition Agreement") between the Company and Mr. Rawlins, which provides for benefits that are consistent with those that Mr. Rawlins would be entitled to in the event of a termination by the Company without Cause (as defined in the Executive Agreement) under the Amended and Restated Standard Executive Severance Agreement, by and between Mr. Rawlins and the Company, dated as of December 6, 2019 ("Executive Agreement"). The Company and Mr. Rawlins executed the Transition Agreement on January 4, 2023, which will become effective if Mr. Rawlins does not revoke the Transition Agreement during the seven-day revocation period. Pursuant to the terms of the Transition Agreement, Mr. Rawlins will be entitled to the following payments:

•Cash payments in an aggregate amount of $1,950,000, payable in payroll installments over an 18-month period following the Effective Date (the "Payment Period"), provided that if Mr. Rawlins becomes employed by another company during the Payment Period, such cash payments will be reduced by 50% over the remaining term of the Payment Period;

•A cash payment amount equivalent to 1.5 times the cash incentive bonus that Mr. Rawlins would have received under the Designer Brands Inc. 2005 Cash Incentive Compensation Plan ("ICP") for the performance period in which the Effective Date occurs, based on actual Company performance through the end of the performance period as determined by the Compensation Committee of the Board, payable on the date ICP awards are paid to active participants; and

•Reimbursement for the cost of continuing health coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for up to 18 months following the Effective Date, less the employee premium for health coverage, which shall cease if Mr. Rawlins becomes eligible for substantially comparable coverage under another benefit plan.

Consistent with the provisions of the Executive Agreement applicable to a termination by the Company without Cause, the Transition Agreement sets forth the treatment of Mr. Rawlins' outstanding equity awards, as follows:

•Any nonqualified stock options that are vested on the Effective Date will remain exercisable until the earlier of 90 days following the Effective Date or the original grant date expiration date, subject to the trading rules set forth in the Company’s policies and procedures, including the Designer Brands Inc. Insider Trading Policy; and

•Outstanding time-based restricted stock unit awards will become vested on the Effective Date with respect to the portion of the awards that have scheduled vesting dates occurring during the Payment Period.

The cash payments and equity award vesting described above are referred to collectively herein as the "Transition Amounts."

Payment of the Transition Amounts is subject to Mr. Rawlins' execution and non-revocation of a release and waiver of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition, non-solicitation, confidentiality, intellectual property assignment, cooperation, and non-disparagement obligations. Additionally, if at any time between January 4, 2023 and the Effective Date, (i) the Company terminates Mr. Rawlins' employment for Cause or (ii) Mr. Rawlins voluntarily terminates his employment, Mr. Rawlins will not be entitled to receive the Transition Payments.

Under the Transition Agreement, for a 12-month period following the Effective Date, Mr. Rawlins will provide consulting advice and assistance to the Board and the Company, in order to facilitate a seamless transition with respect to Mr. Howe's succession as CEO. Mr. Rawlins will not receive any additional compensation for such services as a consultant and advisor.

The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending January 28, 2023. The foregoing summary of the Executive Agreement is qualified in its entirety by reference to the full text of the Executive Agreement, which was previously filed on December 10, 2019 by the Company with the Securities and Exchange Commission as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2019 and is incorporated herein by reference.

New CEO Appointment and Compensation

On January 4, 2023, the Board appointed Doug M. Howe as the Company's Chief Executive Officer and as a Class II director of the Board, with such appointments to be effective as of the Effective Date (the "Appointments").

Since May 2022, Mr. Howe, 62, has served as President of DSW Designer Shoe Warehouse and Executive Vice President of the Company. Prior to joining the Company, Mr. Howe was the Chief Merchandising Officer of Kohls Corp. from May 2018 to May 2022. From 2008 until 2018, Mr. Howe served in a variety of roles at Qurate Retail Group, including as EVP, Chief Merchandising Officer where he was responsible for leading QVC's and HSN's product leadership agenda. Mr. Howe is a graduate of Creighton University with a degree in business administration and management.

There are no family relationships between Mr. Howe and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Howe that are reportable pursuant to Item 404(a) of Regulation S-K. Other than as described herein, there are no arrangements or understandings between Mr. Howe and any other persons pursuant to which he was selected as the Company's Chief Executive Officer or as a Class II director.

In connection with the Appointments and beginning on the Effective Date, Mr. Howe's annual base salary will be increased from $1,100,000 to $1,200,000. Mr. Howe's target bonus under the Company’s ICP remains unchanged at 150% of his annual base salary. Additionally, Mr. Howe will receive an annual equity award with an aggregate target value of $4,500,000, which is expected to consist of performance shares (50%) and restricted stock units (50%), and the vesting of which is subject to continued service for the Company, and the terms and conditions of the applicable award agreements.

Mr. Howe and the Company also have entered into an Amended Executive Severance Agreement (the "Severance Agreement") that provides for payments and benefits following termination of Mr. Howe's employment without "cause" (as defined in the Severance Agreement). Pursuant to the terms of the Severance Agreement, if the Company involuntarily terminates Mr. Howe’s employment without "cause," he is entitled to receive: (i) salary continuation for an 18-month period, based on his salary as of the date of termination; (ii) a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs; (iii) 18 months of accelerated vesting with respect to outstanding stock options, time-based restricted stock units, and performance shares; and (iv) reimbursement for the cost of maintaining continuing health coverage under COBRA for a period of up to 18 months following the date of termination, less the employee premium for health coverage.

The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending January 28, 2023.

Item 7.01    Regulation FD Disclosure.

A copy of the Company’s press release announcing the Separation and the Appointment to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Designer Brands Inc., dated January 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary
Date:	January 5, 2023